UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 13, 2016

HAMILTON BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35693	46-0543309
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

501 Fairmount Avenue, Suite 200, Towson, Maryland		21286
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (410) 823-4510

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On October 12, 2015, Hamilton Bancorp, Inc. (the “Company”), the holding company for Hamilton Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fraternity Community Bancorp, Inc. (“FCB”), the holding company for Fraternity Federal Savings and Loan Association.  On May 13, 2016, the Company completed its acquisition of FCB and Fraternity Federal Savings and Loan Association.  As of the effective time of the merger, FCB merged with and into the Company, with the Company as the surviving entity, and Fraternity Federal Savings and Loan Association merged with and into Hamilton Bank, with Hamilton Bank as the surviving entity.  Pursuant to the terms of the Merger Agreement, at the effective time of the merger, each share of FCB common stock was converted into the right to receive $19.25.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement has previously been filed with the SEC and is incorporated herein by reference as Exhibit 2.1.

On May 16, 2016, the Company issued a press release announcing the completion of its acquisition of FCB.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c)           Not Applicable

(d)           Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of October 12, 2015, by and among Hamilton Bancorp, Inc., Hamilton Acquisition Corp. II and Fraternity Community Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to Hamilton Bancorp, Inc.’s Current Report on Form 8-K filed on October 14, 2015).

99.1	Press Release Dated May 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAMILTON BANCORP, INC.

DATE: May 20, 2016	By:	/s/ John P. Marzullo
John P. Marzullo
Senior Vice President, Chief Financial Officer and Treasurer